UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2007
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (206) 674-2700
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01.    Entry into a Material Definitive Agreement.
The Joint Venture
     On August 20, 2007, RealNetworks, Inc. (“Real” or “RealNetworks”) and MTV Networks, a division of Viacom International Inc. (“MTVN”), agreed to create Rhapsody America LLC, a Delaware limited liability company (“Rhapsody America”) to own and operate a jointly owned and operated business-to-consumer digital audio music service (“Rhapsody America B2C Audio Music Service”). The Rhapsody America B2C Audio Music Service will be one or both of a free, advertising-supported or subscription-based service, in either case that will offer a combination of permanent downloads, conditional downloads and on demand streaming services. Rhapsody America is to operate primarily in the United States, although the parties are not precluded from expanding the territory in the future by mutual agreement. While the term of Rhapsody America, as provided in the LLC Agreement, is 99 years, with limited exceptions, the Rhapsody America B2C Audio Music Service shall be the exclusive offering of its type with respect to digital audio music by each of MTVN and Real for a multi-year period for online, web-based service offerings and mobile-based service offerings. Rhapsody America will have the right and obligation to purchase certain advertising inventory on MTVN properties to publicize and advertise its launch and offerings. The elements necessary to create, build, operate and grow the Rhapsody America B2C Audio Music Service will be either contributed, licensed to or furnished by way of services provided to Rhapsody America by each of MTVN and Real, through a series of agreements that are further described below.
The Transaction, Contribution and Purchase Agreement
     On August 20, 2007, Rhapsody America, Real, RealNetworks Digital Music of California, Inc., a wholly owned subsidiary of Real (“Real Sub”), Viacom International Inc., a subsidiary of Viacom Inc., on behalf of MTVN, and DMS Holdco Inc., a wholly owned subsidiary of Viacom International Inc. (“MTVN Sub”), entered into a Transaction, Contribution and Purchase Agreement (the “Contribution Agreement”).
     The Contribution Agreement provides that cash and certain assets are to be contributed to Rhapsody America by both Real and MTVN. The assets contributed by Real generally consist of its Rhapsody service subscribers, a cash contribution, certain employees, contracts, revenue from existing Rhapsody subscribers, marketing materials, player hardware, rhapsody.com and related URLs, and distribution arrangements. Real will also license certain assets to Rhapsody America, including Rhapsody content, the Rhapsody brands and related materials. MTVN will contribute cash, a five-year note for $230 million and other assets, including its existing URGE subscribers and marketing materials. MTVN will also license certain assets to Rhapsody America, including URGE content, brands and related materials. The Contribution Agreement also provides for Rhapsody America to receive certain other assets and liabilities that relate to the existing B2C Audio Music Services operated by each of MTVN and Real. The Contribution Agreement contains certain representations and warranties by each party to the other in respect of the assets and liabilities contributed by each of MTVN and Real to Rhapsody America, and provides for indemnities among each of MTVN, Real and Rhapsody America relating to the contributed assets and liabilities and operations of Rhapsody America.

     A copy of the Contribution Agreement will be filed as an Exhibit to the Quarterly Report on Form 10-Q for the quarter ending September 30, 2007 to be filed by Real with the Securities and Exchange Commission.
The Limited Liability Company Agreement
     On August 20, 2007, Real, Real Sub, Viacom International Inc., on behalf of MTVN, and MTVN Sub entered into the Limited Liability Company Agreement of Rhapsody America (the “LLC Agreement”). The term of the LLC Agreement is 99 years.
     Pursuant to the terms of the LLC Agreement, Rhapsody America will be governed by a joint committee comprised of four members with two members appointed by each of Real and MTVN. Voting by members of the joint committee shall be in accordance with the percentage Interests held by the members of Rhapsody America. The day-to-day operations of Rhapsody America will be managed by a general manager appointed by Real. Unanimous consent of the members is required in respect of certain actions of Rhapsody America, including approval of the annual operating budget, sale of certain material assets not in the ordinary course of business, entering into material long term commercial agreements and certain significant corporate transactions.
     Pursuant to the terms of the LLC Agreement (i) Real Sub will hold a 51% Interest and MTVN Sub will hold a 49% Interest, (ii) each of MTVN Sub and Real Sub are restricted, subject to certain exceptions, from transferring their respective Interests for a period of five years, (iii) MTVN Sub holds a put right in respect of its Interest which right is exercisable, among other times, for a 30 day period in each of 2012, 2013 and 2014 and every two years thereafter, (iv) Real Sub holds a call right in respect of MTVN Sub’s Interest which right is exercisable, among other times, for a 30 day period in each of 2012, 2013 and 2014 and every two years thereafter, (v) MTVN Sub holds a tag-along right which allows it to sell its Interest, on a pro rata basis, in certain sales by Real Sub of its Interest to a third party, (vi) MTVN Sub holds a right of first refusal with respect to any sale by Real Sub of its Interest to a third party, (vii) subject to MTVN Sub’s right of first refusal, Real Sub holds a drag-along right which, in the case of a sale by Real Sub of its Interest, allows Real Sub to compel the sale by MTVN Sub of its Interest to the purchaser, (viii) MTVN Sub holds the right to a preferred return for the sale of its Interest upon exercising its put right under certain circumstances or tag-along right and the right to a minimum price for the sale of its Interest upon Real Sub exercising its call right or drag-along right and, in all other circumstances, any income distribution by Rhapsody America (including upon dissolution) each of MTVN Sub and Real Sub are entitled to receive their pro rata share of such distribution based on their relative Interests, (ix) if MTVN Sub exercises its put right, Real Sub has the right to pay a portion of the purchase price for MTVN Sub’s Interest in cash and shares of capital stock of Real, subject to certain maximum amounts, with the balance paid with a note, and (x) if Real Sub exercises its call right, MTVN Sub has the right to demand payment of part of the purchase price for MTVN Sub’s Interest in shares of capital stock of Real. If a portion of the purchase price for MTVN Sub’s Interest is paid in shares of capital stock of Real, such shares will consist of common stock of Real representing up to 15% of the outstanding shares of common stock of Real immediately prior to the transaction, and shares of non-voting stock representing up to an additional 4.9% of the outstanding shares of common stock immediately prior to the transaction.

     A copy of the LLC Agreement will be filed as an Exhibit to the Quarterly Report on Form 10-Q for the quarter ending September 30, 2007 to be filed by Real with the Securities and Exchange Commission.
The Stockholder Agreement
     On August 20, 2007, Real and Viacom International Inc., on behalf of MTVN, entered into a Stockholder Agreement (the “Stockholder Agreement”) in respect of shares of capital stock of Real that may be issued to MTVN under the LLC Agreement. The Stockholder Agreement will become effective if and when shares are issued to MTVN under the LLC Agreement.
     Pursuant to the terms of the Stockholder Agreement, upon issuance pursuant to the LLC Agreement to MTVN of shares of capital stock of Real, MTVN has the right to require Real to file up to four registration statements (including a shelf registration statement) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, as promptly as reasonably practical following receipt of such request to register such shares. If Real proposes to file a registration statement with respect to an offering of any class of equity securities, either for its own account or for the account of other stockholders exercising their registration rights, MTVN will have the right, subject to certain conditions, to include its shares in such registration statement. Real is required to pay all expenses in connection with any registration, other than underwriting discounts and commissions. The Stockholder Agreement contains customary indemnification provisions in respect of the registration rights provisions pursuant to which each party is obligated to indemnify the other party in the event of material misstatements or omissions in a registration statement.
     Pursuant to the terms of the Stockholder Agreement, so long as MTVN holds at least 10% of the outstanding common stock of Real, subject to certain conditions, MTVN will have reasonable access to senior executives of Real and, from time to time, upon reasonable request, Real will provide MTVN financial, operating and other data and information consistent with Real’s duty to provide such information to shareholders in general.
     Pursuant to the terms of the Stockholder Agreement, MTVN has agreed to be bound by certain standstill provisions for a period of three years from effectiveness of the Stockholder Agreement or for such period as MTVN holds at least 5% of the outstanding common stock of Real, whichever is shorter, whereby, subject to certain exceptions, MTVN would not initiate or participate in any business combination involving Real or acquire securities in the capital stock of Real. MTVN’s holding of common stock of Real shall be subject to certain transfer restrictions.
     A copy of the Stockholder Agreement will be filed as an Exhibit to the Quarterly Report on Form 10-Q for the quarter ending September 30, 2007 to be filed by Real with the Securities and Exchange Commission.
Other Agreements to form the Rhapsody America B2C Audio Music Service
•	In connection with the Contribution Agreement, Real and MTVN have entered into a series of other agreements with Rhapsody America to form the Rhapsody America B2C Audio Music Service. These agreements include the following:

•	A Venture License and Services Agreement between Real and Rhapsody America pursuant to which Real shall provide certain services required for operation of the Rhapsody America B2C Audio Music Service, including: (i) content hosting and delivery, ecommerce transactional services and hosting the Rhapsody.com website, (ii) a service level agreement for these services only, (iii) a software development team primarily dedicated to Rhapsody America, (iv) pass-through of content licenses, (v) ad sales and e-commerce marketing, and (vi) administrative, finance, legal and human resources services. The foregoing services shall be provided at Real’s cost pursuant to a negotiated annual budget. Real shall also license intellectual property to Rhapsody America relating to the object code to all client software (with broad distribution rights), the right to build materials and technology that calls Rhapsody.com application programming interface. The term of the agreement is for five years.

•	An Audio Music Service Brand and Content License and Distribution Agreement between MTVN and Rhapsody America which has a five year term and pursuant to which MTVN shall, among other things, license to Rhapsody America, subject to certain restrictions and for the use in the Rhapsody America B2C Audio Music Service, MTVN’s music content, MTVN’s brands (MTV, VH1 and CMT), and MTVN marketing materials (i.e., playlists and editorial), and provide Rhapsody America promotional support. The foregoing brands are licensed to Rhapsody America on an exclusive basis for online and wireless services vis-à-vis any other B2C Audio Music Service, and most content is exclusive vis-à-vis any third-party B2C Audio Music Service. Rhapsody America is obligated to purchase $230 million in advertising on MTVN cable channels, and will receive additional integrated marketing, over the term of the agreement.

•	An URGE Brand and Content License Agreement between MTVN and Rhapsody America pursuant to which MTVN shall, among other things, license to Rhapsody America the “URGE” brand and URGE materials (i.e., playlists and editorial), which license shall be exclusive for online and wireless services vis-à-vis any other B2C Audio Music Service. While the license is exclusive vis-à-vis third parties, MTVN retains the right to use the URGE brand and has agreed to a one-year “freeze” period on MTVN’s use of URGE at the start of the term. The term of the agreement is 99 years.

•	An Audio Music Services Brand and Content License and Distribution Agreement between Real and Rhapsody America pursuant to which Real shall, among other things, license to Rhapsody America the “Rhapsody” brand, and Rhapsody materials (i.e. playlists and editorial). The foregoing brands are licensed to Rhapsody America on an exclusive basis for online and wireless services vis-à-vis any other B2C Audio Music Service. The term of this agreement is five years.

•	A Rhapsody Web Services Agreement between MTVN and Rhapsody America pursuant to which Rhapsody web services shall power full length plays of audio-only music content on the MTVN websites in the United States, subject to certain Rhapsody America provided design requirements and MTVN provided technical requirements. Rhapsody America retains rights to modify the Rhapsody web services and design requirements upon notice of MTVN during the term. MTVN Music Group websites in the United States are required to use Rhapsody web services exclusively to power playback of full length audio-only music content. Other MTVN websites in the United States may, in their sole discretion, elect to use the Rhapsody web services to power playback of full length audio-only music content. The term of this agreement is five years.

•	A Viacom-Venture Services Agreement between Viacom International Inc. and Rhapsody America pursuant to which MTVN will provide Rhapsody America with office space and other facilities, personnel and technology transition services.
Item 7.01. Regulation FD Disclosure.
     Upon the formation of Rhapsody America, due to, among other reasons, Real’s majority ownership interest in Rhapsody America, Real will consolidate the financial results of Rhapsody America, with a 49% minority interest represented by MTVN’s equity in Rhapsody America. The effect to Real’s consolidated financial results are expected to include additional revenue, higher operating expenses, including increased marketing and advertising expenses, offset by the 49% minority interest in the results of Rhapsody America held by MTVN and gains from MTVN’s contribution. The net effect is anticipated to result in a slightly positive impact to 2007 GAAP net income per diluted share, a neutral impact to 2007 adjusted net income per diluted share and a slightly positive impact to 2008 GAAP and adjusted net income per share.
Forward Guidance
     Real expects the formation of Rhapsody America to generate incremental revenue of approximately $0.5 million for the third quarter of 2007 and approximately $2 to $3 million for the remainder of 2007. The formation of Rhapsody America is expected to be approximately $0.01 per share accretive to net income for the third quarter and full year 2007. On an adjusted earnings per diluted share basis, excluding, among other things described further below under “About Non-GAAP Financial Measures,” the impact of acquisition related amortization, stock compensation expense and the one time gain upon formation of Rhapsody America, the impact from Rhapsody America is expected to be neutral for the third quarter of 2007 and the full year 2007.
     The financial guidance provided by Real on July 31, 2007 did not include the financial impact of Rhapsody America. Accordingly, Real is updating guidance for the third quarter and full year 2007. For the third quarter of 2007, Real expects revenue in the range of $141.5 million to $145.5 million, GAAP net income per diluted share of ($0.02) to breakeven and adjusted net income per diluted share of $0.02 to $0.04. For the full year 2007, Real expects revenue in the range of $563 million to $576 million. Real expects 2007 GAAP net income per diluted share of $0.23 to $0.26 and adjusted net income per diluted share of $0.21 to $0.24.
     A reconciliation of GAAP net income per diluted share guidance for the quarter ending September 30, 2007 and the full year ending December 31, 2007 to adjusted net income per diluted share guidance is as follows:

	Quarter Ending September 30, 2007		Year Ending December 31, 2007
	Low	High	Low	High
Net income per diluted share in accordance with GAAP	$(0.02)	$—	$0.23	$0.26
Stock based compensation	0.04	0.04	0.16	0.15
Conversion of WiderThan stock options to a cash equivalent	0.00	0.00	0.02	0.02
Acquisitions related intangible asset amortization	0.05	0.05	0.14	0.14
Net benefit related to antitrust litigation	0.00	0.00	(0.34)	(0.33)
Gain on sale of interest in music business	(0.02)	(0.02)	(0.02)	(0.02)
Tax impact of above pro forma items	(0.03)	(0.03)	0.04	0.04
Change in income tax valuation allowance	0.00	0.00	(0.02)	(0.02)

Total adjusted net income	$0.02	$0.04	$0.21	$0.24

About Non-GAAP Financial Measures

     This report contains certain non-GAAP financial measures, including adjusted net income per share, which is derived from adjusted net income.
•	Adjusted net income consists of net income excluding the impact of the following: stock-based compensation expense; income and expenses including charitable contributions related to the Microsoft agreements; acquisition costs, including amortization of intangible assets and expenses for employee stock options that were converted to cash rights; initial gain on sale of interest in music business; an estimate of the income taxes from the aforementioned items; and changes in deferred tax asset valuation allowances.

•	Adjusted net income per share is calculated by dividing adjusted net income by GAAP weighted average diluted shares outstanding.
     RealNetworks believes that adjusted net income and adjusted net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with RealNetworks’ past financial reports, and also facilitates comparisons with other companies in RealNetworks’ industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because RealNetworks believes that the inclusion or exclusion of the items described above provides an additional measure of its operating results and facilitates comparisons of its core operating performance against prior periods and its business model objectives. RealNetworks has chosen to provide this information in order to enable investors to perform additional analyses of past, present and future operating performance, to enable comparisons between it and other companies, and as a supplemental means to evaluate its ongoing operations. Externally, RealNetworks believes that adjusted net income continues to be useful to investors in their assessment of its operating performance and the valuation of the company.
     Internally, adjusted net income and adjusted net income per share are significant measures used by RealNetworks’ management for purposes of:
•	supplementing the financial results and forecasts reported to RealNetworks’ board of directors;

•	evaluating the operating performance of the company which includes direct and incrementally controllable revenue and costs of operations, but excludes items considered by management to be either non-cash or non-operating;

•	managing and comparing performance internally across RealNetworks’ businesses and externally against RealNetworks’ peers;

•	establishing internal operating budgets; and

•	evaluating and valuing potential acquisition candidates.

     Adjusted net income is used by RealNetworks as a broad measure of financial performance that encompasses its operating performance, cash, capital structure and investment management, and income tax planning effectiveness.
     Adjusted net income and adjusted net income per share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of RealNetworks’ business as determined in accordance with GAAP. As a result, these measures should not be considered in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. RealNetworks expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the non-GAAP financial measures included in this report should not be construed as an inference that these costs are unusual or infrequent. One of the limitations in relying on RealNetworks’ non-GAAP financial measures is that adjusted net income and adjusted net income per share are measures which RealNetworks has defined for internal and investor purposes. A further limitation associated with these measures is that they do not include all costs and income that impact RealNetworks’ net income and net income per share. RealNetworks compensates for these limitations by prominently disclosing in this report GAAP net income per diluted share, which RealNetworks believes is the most directly comparable GAAP measure, and providing reconciliations from GAAP net income per diluted share to adjusted net income per diluted share.
     This report contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s and Rhapsody America’s future revenue, GAAP and adjusted net income per diluted share, amortization of intangible assets, stock based compensation expense and income tax rate; (b) development and consumer acceptance of the Rhapsody America B2C Audio Music Service and the likelihood of its success; and (c) MTVN’s marketing support of the Rhapsody America B2C Audio Music Service and the impact of MTVN’s marketing support. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services and the Rhapsody America B2C Audio Music Service in particular because these are relatively new and unproven business models and markets; risks associated with acquisitions generally, including the risks of integration, unknown liabilities and operations in new markets and geographies, as well as risks specifically associated with the combination of Real’s Rhapsody service and MTVN’s URGE service; the potential that RealNetworks will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for RealNetworks’ subscription service offerings, including through Rhapsody America; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on RealNetworks’ gross margins from content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of RealNetworks’ larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks inherent in strategic relationships, especially with competitors, including the formation of Rhapsody America and the related transaction and commercial agreements with MTVN, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners, including MTVN, to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of the forward-looking financial guidance contained in this report requires RealNetworks to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported periods. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
     A copy of the joint press release dated August 21, 2007 issued by Real, Viacom International Inc. and Verizon Wireless announcing, among other things, the formation of Rhapsody America by Real and Viacom International Inc., on behalf of MTVN, is attached to this report as Exhibit 99.1. The information in this Item 7.01 of this report and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Joint press release issued by RealNetworks, Inc., Viacom International Inc. and Verizon Wireless dated August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2007

REALNETWORKS, INC.
By:	/s/ MICHAEL EGGERS
	Name:	Michael Eggers
	Title:	Sr VP, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release issued by RealNetworks, Inc., Viacom International Inc. and Verizon Wireless dated August 21, 2007.

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